Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2019

Declares Common Stock Distributions for the Months Ending January 31, February 29, and March 31, 2020

GREENWICH, CT – 10/30/2019 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2019.

●	As of September 30, 2019, net asset value (“NAV”) per share was $5.42, compared with the NAV per share of $6.31 at the prior quarter end.

o	For the quarter ended September 30, 2019 we recorded GAAP net investment income of approximately $8.9 million, or $0.19 per share, compared to $12.8 million, or $0.27 per share for the quarter ended June 30, 2019.

o	We recorded net realized losses of approximately $0.4 million and net unrealized depreciation of approximately $41.6 million for the quarter ended September 30, 2019.

o	In total, we had a net decrease in net assets resulting from operations of approximately $33.1 million, or $0.69 per share, for the quarter ended September 30, 2019, compared with a net decrease in net assets resulting from operations of $7.5 million, or $0.16 per share, for the quarter ended June 30, 2019.

●	Total investment income for the third quarter of 2019 amounted to approximately $14.1 million, which represents a decrease of approximately $6.8 million from the second quarter of 2019. This decrease primarily reflects the one-time recognition of payment-in-kind cumulative dividends associated with a preferred equity position of $5.7 million in the second quarter of 2019.

●	For the quarter ended September 30, 2019, we recorded investment income from our portfolio as follows:

o	$7.1 million from our debt investments,

o	$6.1 million from our collateralized loan obligation (“CLO”) equity investments,

o	$0.7 million of dividend income – PIK from affiliated investments, and

o	$0.2 million from all other sources.

●	Our total expenses for the quarter ended September 30, 2019 were approximately $5.1 million, which represents a decrease of approximately $3.0 million from the second quarter of 2019 due primarily to a decrease in net investment income incentive fees.

●	During the third quarter of 2019, we received, or were entitled to receive, proceeds of approximately $4.9 million from sales of senior secured loans, and $0.2 million from repayments and amortization payments on our debt investments.

●	As of September 30, 2019, the following metrics applied (note that none of these values represent a total return to shareholders):

o	The weighted average yield of our debt investments was 9.7% at current cost, compared with 10.0% as of June 30, 2019.

o	The weighted average effective yield of our CLO equity investments at current cost was 11.9%, compared with 13.1% as of June 30, 2019.

o	The weighted average cash distribution yield of our CLO equity investments at current cost was 19.9% which was approximately equal to the yield as of June 30, 2019.

●	Our weighted average credit rating on a fair value basis was 2.2 at the end of the third quarter of 2019, unchanged from June 30, 2019.

●	As of September 30, 2019, we had one debt investment on non-accrual status with a fair value of $2.4 million.

●	On October 18, 2019, we entered into a $10 million repurchase transaction facility with Nomura Securities International, Inc., which the Company may use for working capital purposes.

●	On October 25, 2019 our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2020	January 17, 2020	January 31, 2020	$0.067
February 29, 2020	February 14, 2020	February 28, 2020	$0.067
March 31, 2020	March 17, 2020	March 31, 2020	$0.067

We will host a conference call to discuss our third quarter results today, Wednesday, October 30, 2019 at 9:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available for replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10136497.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $488,820,703 and $486,232,755, respectively)	$390,882,949	$430,496,633
Affiliated investments (cost: $16,135,609 and $9,126,017, respectively)	7,492,143	14,492,197
Cash equivalents	8,940,270	13,905,059
Restricted cash	2,533,069	3,175,805
Interest and distributions receivable	5,290,095	4,682,735
Other assets	633,466	392,784
Total assets	$415,771,992	$467,145,213
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	$62,907,724	$62,664,863
Notes payable – Credit Facility, net of deferred issuance costs	47,807,531	85,522,569
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs	43,256,614	—
Base management fee and net investment income incentive fee payable to affiliate	1,729,152	3,227,456
Accrued interest payable	666,353	488,608
Accrued expenses	444,820	517,470
Total liabilities	156,812,194	152,420,966
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 47,790,071 and 47,650,959 shares issued and outstanding, respectively	477,900	476,509
Capital in excess of par value	457,806,441	456,970,560
Total distributable earnings / (accumulated losses)	(199,324,543)	(142,722,822)
Total net assets	258,959,798	314,724,247
Total liabilities and net assets	$415,771,992	$467,145,213
Net asset value per common share	$5.42	$6.60

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
INVESTMENT INCOME
From non-affiliated investments:
Interest income – debt investments	$7,114,678	$6,461,737	$21,695,535	$18,134,829
Income from securitization vehicles and investments	6,131,870	7,217,804	19,628,276	20,121,432
Other income	162,796	1,468,611	887,662	2,555,797
Total investment income from non-affiliated investments	13,409,344	15,148,152	42,211,473	40,812,058

From affiliated investments:
Dividend Income – PIK	673,706	—	7,009,592	—
Interest income – debt investments	—	70,300	—	271,916
Total investment income from affiliated investments	673,706	70,300	7,009,592	271,916
Total investment income	14,083,050	15,218,452	49,221,065	41,083,974

EXPENSES
Interest expense	2,522,451	2,258,403	7,478,451	4,635,177
Base management fees	1,729,152	1,834,856	5,223,813	5,257,061
Professional fees	349,564	366,399	1,071,633	871,476
Compensation expense	195,034	210,262	622,937	686,484
General and administrative	349,662	365,902	1,232,254	1,200,097
Total expenses before incentive fees	5,145,863	5,035,822	15,629,088	12,650,295
Net investment income incentive fees	—	1,570,126	3,511,493	3,410,068
Total expenses	5,145,863	6,605,948	19,140,581	16,060,363
Net investment income	8,937,187	8,612,504	30,080,484	25,023,611
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliated investments	(34,478,523)	(2,693,363)	(42,201,632)	(1,819,221)
Affiliated investments	(7,131,376)	423,621	(14,009,646)	2,287,150
Total net change in unrealized appreciation/(depreciation) on investments	(41,609,899)	(2,269,742)	(56,211,278)	467,929
Net realized gains/(losses):
Non-Affiliated/non-control investments	(432,246)	178,914	(1,709,816)	(577,890)
Affiliated investments	—	5,241	—	5,241
Extinguishment of debt	(5,506)	(14,608)	(56,592)	(14,608)
Total net realized gains/(losses)	(437,752)	169,547	(1,766,408)	(587,257)
Net increase/(decrease) in net assets resulting from operations	$(33,110,464)	$6,512,309	$(27,897,202)	$24,904,283
Net increase in net assets resulting from net investment income per common share (Basic and Diluted)	$0.19	$0.18	$0.63	$0.50
Net increase in net assets resulting from operations per common share (Basic and Diluted)	$(0.69)	$0.13	$(0.59)	$0.50
Weighted average shares of common stock outstanding:
Basic and Diluted	47,740,799	49,195,368	47,681,235	50,153,321
Distributions per share	$0.201	$0.200	$0.602	$0.600

FINANCIAL HIGHLIGHTS – (unaudited)

Financial highlights for the three and nine months ended September 30, 2019 and 2018, respectively, are as follows:

Per Share Data	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net asset value as of beginning of period	$6.31	$7.56	$6.60	$7.55
Net investment income(1)	0.19	0.18	0.63	0.50
Net realized and unrealized gains/(losses)(2)	(0.88)	(0.05)	(1.21)	(0.01)
Net (decrease)/increase in net asset value from operations	(0.69)	0.13	(0.58)	0.49
Distributions per share from net investment income	(0.17)	(0.12)	(0.51)	(0.37)
Tax return of capital distributions(3)	(0.03)	(0.08)	(0.09)	(0.23)
Total distributions	(0.20)	(0.20)	(0.60)	(0.60)
Effect of shares repurchased, gross	—	—	—	0.05
Net asset value at end of period	$5.42	$7.49	$5.42	$7.49
Per share market value at beginning of period	$6.40	$6.90	$6.47	$5.74
Per share market value at end of period	$6.23	$7.12	$6.23	$7.12
Total return based on Market Value(4)	0.46%	6.09%	5.69%	35.52%
Total return based on Net Asset Value(5)	(10.92)%	1.76%	(8.76)%	7.20%
Shares outstanding at end of period	47,790,071	49,146,266	47,790,071	49,146,266

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$258,960	$368,267	$258,960	$368,267
Average net assets (000’s)	279,978	370,269	301,766	379,045
Ratio of operating expenses to average net assets(6)	7.35%	7.14%	8.46%	5.65%
Ratio of net investment income to average net assets(6)	12.77%	9.30%	13.29%	8.80%
Portfolio turnover rate(7)	1.18%	7.78%	9.07%	24.77%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)

Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value. For the three months ended September 30, 2019 the portfolio turnover rate is calculated using the quarter-to-date cash investment sales and debt repayments over the average of the total investments at fair value since there were no cash investment purchases during the period.

(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Ratio of operating expenses to average net assets:
Operating expenses before incentive fees	7.35%	5.44%	6.91%	4.45%
Net investment income incentive fees	—%	1.70%	1.55%	1.20%
Ratio of expenses, excluding interest expense	3.75%	4.70%	5.15%	4.02%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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